Exhibit 10.7
AMENDMENT TO
EMPLOYMENT AGREEMENT
     WHEREAS, Dex One Corporation, formerly known as R.H. Donnelley Corporation, and its predecessor Dex Media, Inc. (collectively, the “Company”) and Margaret Le Beau (the “Executive”) have heretofore entered into an Employment Agreement, effective as of November 8, 2002 (the “Agreement”); and
     WHEREAS, pursuant to the terms of the Joint Plan of Reorganization for R.H. Donnelley Corporation and Its Subsidiaries, dated October 21, 2009 (as the same may be amended from time to time, the “Plan”), filed by the Company and its subsidiaries with the United States Bankruptcy Court for the District of Delaware, Case No. 09-11833 (KG), and the terms of the Disclosure Statement thereunder, the Executive and the Company desire to amend the Agreement to provide that the implementation of the restructuring of the Company and its subsidiaries in accordance with the Plan shall not alone constitute Good Reason to terminate employment.
     NOW, THEREFORE, the Company and the Executive hereby amend Section 1(s) of the Agreement by mutual assent, effective upon and subject to the effective date of the Plan, by inserting the following new proviso at the end thereof:
; provided, however, that the implementation of the restructuring of the Company and its subsidiaries pursuant to the terms of the Joint Plan of Reorganization for R.H. Donnelley Corporation and Its Subsidiaries, dated October 21, 2009 (as the same may be amended from time to time, the “Plan”), filed by the Company and its subsidiaries with the United States Bankruptcy Court for the District of Delaware, Case No. 09-11833 (KG), and the terms of the Disclosure Statement thereunder, shall not alone constitute Good Reason for purposes of this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Agreement as of January 29, 2010.

DEX ONE CORPORATION
By:	/s/ Mark W. Hianik
	Name:	Mark W. Hianik
	Title:	Senior Vice President, General Counsel and Corporate Secretary

/s/ Margaret Le Beau
Margaret Le Beau